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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                     UBS AG
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             (Exact Name of Registrant as Specified in Its Charter)

             Switzerland                              98-0186363
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      (State of Incorporation or                   (I.R.S. Employer
             Organization)                        Identification no.)

    Bahnhofstrasse 45, Zurich and
       Aeschenvorstadt 1, Basel
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   (Address or Principal Executive                    (Zip Code)
               Offices)

       If this form relates to                If this form relates to
       the registration of a                  the registration of a
       class of securities                    class of securities
       pursuant to Section 12(b)              pursuant to Section 12(g)
       of the Exchange Act and                of the Exchange Act and
       is effective pursuant to               is effective pursuant to
       General Instruction                    General Instruction
       A.(c), please check the                A.(d), please check the
       following box: [X]                     following box: [ ]

Securities Act registration statement file
number to which this form relates:                       333-46930
                                              ---------------------------------
                                                      (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class             Name of Each Exchange on Which
         To be so Registered             Each Class is to be Registered
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
       Principal Protected                  American Stock Exchange
       Notes, due November [ ],
       2007 (linked to the
       performance of the S&P
       500(R) Index)
---------------------------------------  ---------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)
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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus under "Description of Notes We May Offer" and in the Preliminary Supplement filed with the Commission on September 30, 2002 under Rule 424(b) and in the Prospectus dated May 17, 2001, pursuant to an effective Registration Statement on Form F-3 (File No. 333-46930) filed with the Commission on May 15, 2001, under the Securities Act of 1933, as amended (the "F-3 Registration Statement"), as Post-Effective Amendment No. 3 to the Company's Registration Statement on Form F-1 filed with the Commission on September 29, 2000, as amended by Post-Effective Amendment No. 1 on Form F-1 filed with the Commission on March 23, 2001, by Post-Effective Amendment No. 2 on Form F-1 filed with the Commission on March 29, 2001, and by Post-Effective Amendment No. 3 on Form F-3 filed with the Commission on May 15, 2001.

ITEM 2.     EXHIBITS.

1. Form of Indenture, between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.1 to the F-3 Registration Statement)


2. Form of Principal Protected Note due November [ ], 2007 (linked to the performance of the S&P(R) 500 Index)

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3.    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          UBS AG
                                          (Registrant)


Date:  October 23, 2002                   By: /s/ Robert C. Dinerstein
                                              ------------------------
                                              Robert C. Dinerstein
                                              Managing Director

                                          By: /s/ Robert B. Mills
                                              ------------------------
                                              Robert B. Mills
                                              Managing Director